Exhibit 99.1

MCG Capital Corporation	PRESS RELEASE
1100 Wilson Boulevard
Suite 3000	Contact: Marshall Murphy
Arlington, VA 22209	(703) 562-7110
(703) 247-7500	MMurphy@MCGCapital.com
(866) 904-4775 (FAX)
www.MCGCapital.com
FOR IMMEDIATE RELEASE

MCG CAPITAL CORPORATION REPORTS SECOND QUARTER 2010 RESULTS

AND DECLARES DIVIDEND OF $0.12 PER SHARE

ARLINGTON, VA – August 5, 2010 – MCG Capital Corporation (Nasdaq: MCGC) (“MCG” or the “Company”) announced today its financial results for the quarter ended June 30, 2010. MCG will host an investment community conference call today, August 5, 2010 at 9:00 a.m. (Eastern Time). Slides and financial information to be reviewed during the investor conference call will be available on MCG’s website at http://www.mcgcapital.com prior to the call.

HIGHLIGHTS

•	Distributable net operating income, or DNOI, for the quarter ended June 30, 2010 was $10.0 million, or $0.13 per share.

•	Net operating income for the quarter ended June 30, 2010 was $8.9 million, or $0.12 per share.

•	Net loss for the quarter ended June 30, 2010 was $0.8 million, or $0.01 per share.

•	Net investment loss for the quarter ended June 30, 2010 was $13.0 million, which represented 1.3% of the most recently reported fair value of MCG’s investment portfolio.

•	During the quarter ended June 30, 2010, MCG made $50.4 million of advances and originations, including $35.8 million in debt investments to three new portfolio companies.

•	In the second quarter of 2010, MCG repurchased $8.0 million of its outstanding debt borrowings, which resulted in a $3.5 million gain on extinguishment of debt.

•	Subsequent to the quarter ended June 30, 2010, MCG completed the sale of JetBroadband Holdings, LLC. After transaction expenses, the Company’s expected cash proceeds are approximately $50.0 million.

•	MCG’s ratio of total assets to total borrowings and other senior securities was 224% as of June 30, 2010.

•

Overall, as of July 30, 2010, the Company had approximately $240 million of origination capacity, including unrestricted cash in excess of its estimated operating requirements, debt servicing requirements and upcoming dividend distributions.

DIVIDEND DECLARATION

MCG also announced today that its board of directors has declared a dividend of $0.12 per share. The dividend is payable as follows:

Record date: September 7, 2010

Payable date: October 4, 2010

MCG Capital Corporation

August 5, 2010

OVERVIEW

Today, MCG reported a second quarter 2010 net loss of $0.8 million, or $0.01 per basic and diluted share, which represented a $5.1 million, or $0.07 per share, improvement over the net loss of $5.9 million, or $0.08 per share, reported for the comparable period in 2009. This improvement was attributable primarily to a $1.0 million, or 7.3%, reduction in the net investment loss recognized on the fair value of MCG’s investment portfolio, a $0.7 million, or 8.3%, increase in net operating income and a $3.5 million increase in the gain (loss) on extinguishment of debt offset by a $0.2 million increase in the income tax provision.

MCG’s revenue for the second quarter of 2010 was $21.8 million, which represented a 12.0% decrease from the comparable period in 2009. MCG’s reported DNOI of $10.0 million, or $0.13 per share, was the same as the comparable period in 2009. Net operating income during the second quarter of 2010 increased 8.3% to $8.9 million from the comparable period in 2009. The decreases in MCG’s revenues resulted primarily from a reduction in its average investment portfolio balance stemming from the Company’s monetization activities, a 42 basis point decrease in average LIBOR and changes in the composition and average balance of loans on non-accrual status.

“Our second quarter 2010 net operating income and distributable net operating income were in-line with expectations and we are pleased to raise our dividend to 12 cents per share,” said Steven F. Tunney, CEO and President. “We believe we can continue to increase our operating income and support the future growth of distributions to our stockholders as we continue to work to reposition our assets into new higher yielding debt investments.”

During the quarter ended June 30, 2010, MCG originated $35.8 million in debt investments and completed $8.8 million in monetizations. MCG will strive to continue monetizing certain assets opportunistically over the course of the next several quarters with a focus on monetizing lower yielding equity investments and redeploying the proceeds into higher-yielding investments. However, the timing of such monetizations depends largely upon future market conditions.

DIRECTION FOR 2010

The Company is continuing its monetization and origination activities. For the foreseeable future, MCG expects to focus its investing activities principally on debt instruments until it has further narrowed the valuation gap between its stock price and its NAV. MCG made $50.4 million of advances and originations during the quarter ended June 30, 2010, and expects the pace of originations to continue to increase as the year progresses. MCG has capacity to originate new investments without the need to access new debt and equity capital. As of July 30, 2010, the Company had $183.5 million in cash and cash equivalents, cash, securitization, and cash, restricted accounts available to fund new investments, estimated operating requirements and the upcoming dividend distribution, as well as to repay debt. In addition to this cash on hand, as of July 30, 2010, the Company has the ability to borrow up to $50 million under its Series 2006-1 Class A-2 Notes and, subject to the SBA’s approval, Solutions Capital I, L.P. may borrow up to an additional $23.8 million to originate investments based on its current funded capital.

On August 3, 2010, MCG’s Board of Directors declared a distribution of $0.12 per common share payable on October 4, 2010 to stockholders of record on September 7, 2010. To help provide sustainable stockholder value, the Company expects to make future distributions to stockholders based upon a quarterly assessment of the statutorily required level of distributions, gains and losses recognized for tax purposes, portfolio transactional events, liquidity, cash earnings, and asset coverage ratio.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2010, MCG’s cash and cash equivalents totaled $44.2 million and it had $534.3 million of borrowings (the majority of which was composed of $444.1 million of collateralized non-recourse borrowings). As a BDC, MCG is required to meet an asset coverage ratio of total net assets to total borrowings and other senior securities of at least 200% in order to borrow under new or existing borrowing facilities or to distribute dividends to its stockholders. MCG’s asset coverage ratio increased to 224% as of June 30, 2010. The cash balance in the securitization and restricted accounts, which may be deployed for suitable new investment opportunities, was $108.6 million as of June 30, 2010. By July 30, 2010, cash and cash equivalents totaled $91.5 million. As of June 30, 2010, MCG had $37.3 million of funded borrowing capacity, subject to SBA’s approval, available in its SBIC subsidiary that effectively is exempt from the statutory asset coverage ratio requirements. In addition, MCG has $50.0 million in available incremental capacity under its 2006-1 facility, subject to facility requirements. Overall, as of July 30, 2010, the Company had approximately $240 million of origination capacity, including unrestricted cash in excess of its estimated operating requirements, debt servicing requirements and upcoming dividend distributions.

MCG Capital Corporation

August 5, 2010

PORTFOLIO ACTIVITY

The fair value of MCG’s investment portfolio totaled $997.6 million as of June 30, 2010, as compared to $991.0 million as of March 31, 2010. During the second quarter of 2010, MCG made $50.4 million of advances, including $35.8 million in originations to new portfolio companies, $9.7 million of advances to existing portfolio companies under revolving and line of credit facilities and $4.9 million of paid-in-kind, or PIK, advances. The originations of $35.8 million were composed of senior debt in two new portfolio companies, and unsecured subordinated debt in one new portfolio company. Gross payments, reductions and sales of securities during the second quarter of 2010 of $30.3 million were composed of $9.5 million of senior debt, $11.9 million of secured subordinated debt, $8.8 million in preferred equity, and $0.1 million of common equity.

During the three months ended June 30, 2010, MCG reported net investment losses before income tax provision of $13.0 million, which are detailed below:

(in thousands)		Three months ended June 30, 2010
Portfolio Company	Industry	Type	Realized (Loss)/Gain	Unrealized (Depreciation)/ Appreciation	Reversal of Unrealized Depreciation	Net (Loss)/ Gain
Broadview Networks Holdings, Inc.	Communications	Control	$—	$(11,625)	$—	$(11,625)
Jet Plastica Investors, LLC	Plastic Products	Control	—	(8,559)	—	(8,559)
Active Brands International, Inc.	Consumer Products	Non-affiliate	—	(3,723)	—	(3,723)
Intran Media, LLC	Other Media	Control	—	(1,038)	—	(1,038)
JetBroadband Holdings, LLC	Cable	Control	(2,032)	(867)	2,032	(867)
Avenue Broadband LLC	Cable	Control	—	4,757	—	4,757
MCI Holdings, LLC	Healthcare	Non-affiliate	—	3,177	—	3,177
GSDM Holdings, LLC	Healthcare	Non-affiliate	—	2,367	—	2,367
Metropolitan Telecommunications Holding Company	Communications	Non-affiliate	—	1,551	—	1,551
B&H Education, Inc	Education	Non-affiliate	3,665	—	(3,642)	23
Other			(890)	965	896	971

Total			$743	$(12,995)	$(714)	$(12,966)

During the quarter ended June 30, 2010, the Company sold its convertible preferred stock in B&H Education and a portion of its investment in JetBroadband Holdings, LLC for approximately the fair value of that portion of these investments reported as of March 31, 2010. During the quarter ended June 30, 2010, MCG recorded unrealized depreciation primarily related to Broadview Networks Holdings, Inc., or Broadview, and Jet Plastica Investors, LLC, or Jet Plastica. The decrease in the fair value of Broadview was attributable principally to an adjustment to MCG’s estimate of the fair value of this investment, which is based on, among other things, M&A comparables, private market transactions, public company comparables, a discounted cash flow analysis, and an independent third-party valuation. The decrease in the fair value of Jet Plastica is attributable to a decrease in the performance of that company, as well as a reduction in valuation multiples. The remaining unrealized depreciation and appreciation shown in the above table resulted predominantly from a change in the performance of certain of our portfolio companies and, to a lesser extent, the multiples used to value certain of our investments.

Conference Call (Live Call)	Date and time Dial-in Number (No Conference ID required) Webcast	Thursday, August 5, 2010 at 9:00 a.m. Eastern Time (877) 878-2269 domestic (847) 829-0062 international http://investor.mcgcapital.com
Replay (Available through August 19, 2010)	Call Replay (Conference ID for replay is #91263509) Web Replay	(800) 642-1687 domestic (706) 645-9291 international http://investor.mcgcapital.com

MCG Capital Corporation

August 5, 2010

MCG Capital Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts)	June 30, 2010	December 31, 2009
	(unaudited)
Assets
Cash and cash equivalents	$44,198	$54,187
Cash, securitization accounts	91,445	109,141
Cash, restricted	17,167	21,232
Investments at fair value
Non-affiliate investments (cost of $597,283 and $560,347, respectively)	576,209	531,974
Affiliate investments (cost of $25,866 and $38,845, respectively)	32,887	44,388
Control investments (cost of $557,188 and $555,732, respectively)	388,494	409,984

Total investments (cost of $1,180,337 and $1,154,924, respectively)	997,590	986,346
Interest receivable	6,643	6,025
Other assets	13,420	14,218

Total assets	$1,170,463	$1,191,149

Liabilities
Borrowings (maturing within one year of $5,350 and $13,327, respectively)	$534,278	$557,848
Interest payable	2,602	2,736
Dividends payable	8,421	—
Other liabilities	10,307	14,882

Total liabilities	555,608	575,466

Stockholders’ equity
Preferred stock, par value $0.01, authorized 1 share, none issued and outstanding	—	—
Common stock, par value $0.01, authorized 200,000 shares on June 30, 2010 and December 31, 2009, 76,557 issued and outstanding on June 30, 2010 and 76,394 issued and outstanding on December 31, 2009	766	764
Paid-in capital	1,007,464	1,005,085
Distributions in excess of earnings
Paid-in capital	(162,783)	(162,783)
Other	(46,469)	(57,066)
Net unrealized depreciation on investments	(184,123)	(170,317)

Total stockholders’ equity	614,855	615,683

Total liabilities and stockholders’ equity	$1,170,463	$1,191,149

Net asset value per common share at end of period	$8.03	$8.06

MCG Capital Corporation

August 5, 2010

MCG Capital Corporation

Consolidated Statements of Operations

(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share amounts)	2010	2009	2010	2009
Revenue
Interest and dividend income
Non-affiliate investments (less than 5% owned)	$15,079	$16,430	$29,925	$32,097
Affiliate investments (5% to 25% owned)	783	1,127	1,765	2,268
Control investments (more than 25% owned)	5,291	6,871	11,074	16,660

Total interest and dividend income	21,153	24,428	42,764	51,025

Advisory fees and other income
Non-affiliate investments (less than 5% owned)	443	21	465	746
Control investments (more than 25% owned)	172	289	285	773

Total advisory fees and other income	615	310	750	1,519

Total revenue	21,768	24,738	43,514	52,544

Operating expenses
Interest expense	4,383	6,315	8,856	12,873
Employee compensation
Salaries and benefits	3,742	2,911	8,538	6,709
Amortization of employee restricted stock awards	1,123	1,787	2,350	3,324

Total employee compensation	4,865	4,698	10,888	10,033
General and administrative expense	3,670	5,552	6,481	9,527

Total operating expenses	12,918	16,565	26,225	32,433

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	8,850	8,173	17,289	20,111

Net realized (loss) gain on investments
Non-affiliate investments (less than 5% owned)	2,722	(3,106)	455	(3,171)
Affiliate investments (5% to 25% owned)	—	—	—	(1,947)
Control investments (more than 25% owned)	(1,979)	(36,697)	(1,979)	(20,432)

Total net realized (loss) gain on investments	743	(39,803)	(1,524)	(25,550)

Net unrealized (depreciation) appreciation on investments
Non-affiliate investments (less than 5% owned)	2,569	404	7,299	(19,188)
Affiliate investments (5% to 25% owned)	278	(765)	1,478	853
Control investments (more than 25% owned)	(16,832)	26,025	(22,946)	(38,232)
Derivative and other fair value adjustments	276	155	363	(198)

Total net unrealized (depreciation) appreciation on investments	(13,709)	25,819	(13,806)	(56,765)

Net investment loss before income tax provision (benefit)	(12,966)	(13,984)	(15,330)	(82,315)
Gain (loss) on extinguishment of debt before income tax provision (benefit)	3,490	(132)	3,432	5,143
Income tax provision (benefit)	124	(82)	186	(254)

Net (loss) income	$(750)	$(5,861)	$5,205	$(56,807)

Earnings (loss) per basic and diluted common share	$(0.01)	$(0.08)	$0.07	$(0.76)
Cash distributions declared per common share	$0.11	$—	$0.11	$—
Weighted-average common shares outstanding—basic and diluted	75,392	74,592	76,424	74,545

MCG Capital Corporation

August 5, 2010

MCG Capital Corporation

Consolidated Statements of Cash Flows

(unaudited)

	Six months ended June 30,
(in thousands)	2010	2009
Cash flows from operating activities
Net income (loss)	$5,205	$(56,807)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Investments in portfolio companies	(80,614)	(50,420)
Principal collections related to investment repayments or sales	57,970	116,144
Increase in interest receivable, accrued payment-in-kind interest and dividends	(4,911)	(6,191)
Amortization of restricted stock awards
Employee	2,350	3,324
Non-employee director	40	81
Decrease in cash—securitization accounts from interest collections	1,575	636
Depreciation and amortization	2,088	2,990
Unrealized appreciation on stockholder loans	—	(123)
Decrease in other assets	439	1,256
Decrease in other liabilities	(4,339)	(3,060)
Net realized loss on investments	1,524	25,550
Net change in unrealized depreciation on investments	13,806	56,765
Gain on extinguishment of debt	(3,432)	(5,143)

Net cash (used in) provided by operating activities	(8,299)	85,002

Cash flows from financing activities
Payments on borrowings	(34,138)	(47,157)
Proceeds from borrowings	14,000	—
Decrease (increase) in cash in restricted and securitization accounts
Securitization accounts for repayment of principal on debt	16,121	(41,839)
Restricted cash	4,065	(19,377)
Payment of financing costs	(1,729)	(4,119)
Net forfeitures of restricted common stock	(9)	—
Repayment of stockholder loans	—	92

Net cash used in financing activities	(1,690)	(112,400)

Net decrease in cash and cash equivalents	(9,989)	(27,398)

Cash and cash equivalents
Beginning balance	54,187	46,149

Ending balance	$44,198	$18,751

Supplemental disclosure of cash flow information
Interest paid	$7,589	$12,593
Income taxes paid	200	197
Payment-in-kind interest collected	4,818	1,160
Dividend income collected	956	5,169

MCG Capital Corporation

August 5, 2010

SELECTED FINANCIAL DATA

QUARTERLY OPERATING INFORMATION

(in thousands, except per share amounts)	2009 Q2	2009 Q3	2009 Q4	2010 Q1	2010 Q2
Revenue
Interest and dividend income
Interest income	$22,092	$21,050	$21,113	$19,558	$19,089
Dividend income	1,702	1,289	1,334	1,329	1,494
Loan fee income	634	719	776	724	570

Total interest and dividend income	24,428	23,058	23,223	21,611	21,153
Advisory fees and other income	310	553	456	135	615

Total revenue	24,738	23,611	23,679	21,746	21,768

Operating expense
Interest expense	6,315	5,518	5,053	4,473	4,383
Salaries and benefits	2,911	4,115	4,001	4,796	3,742
Amortization of employee restricted stock awards	1,787	2,279	2,124	1,227	1,123
General and administrative(a)	5,552	3,041	3,082	2,811	3,670

Total operating expense	16,565	14,953	14,260	13,307	12,918

Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax (benefit) provision	8,173	8,658	9,419	8,439	8,850
Net investment loss before gain (loss) on extinguishment of debt and income tax provision (benefit)	(13,984)	(4,396)	(7,642)	(2,364)	(12,966)
Gain (loss) on extinguishment of debt	(132)	(118)	—	(58)	3,490
Income tax provision (benefit)	(82)	(39)	212	62	124

Net (loss) earnings	$(5,861)	$4,183	$1,565	$5,955	$(750)

Reconciliation of DNOI to net operating income
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit)	$8,173	$8,658	$9,419	$8,439	$8,850
Amortization of employee restricted stock awards	1,787	2,279	2,124	1,227	1,123

DNOI(b)	$9,960	$10,937	$11,543	$9,666	$9,973

DNOI per share-weighted average common shares – basic and diluted(b)	$0.13	$0.14	$0.15	$0.13	$0.13

Per common share statistics
Weighted-average common shares outstanding – basic and diluted	74,592	75,876	76,267	76,339	75,392
Net operating income before net investment losses, gain (loss) on extinguishment of debt and income tax provision (benefit) per common share – basic and diluted	$0.11	$0.11	$0.12	$0.11	$0.12
(Loss) earnings per common share – basic and diluted	$(0.08)	$0.06	$0.02	$0.08	$(0.01)
Net asset value per common share – period end	$7.97	$8.06	$8.06	$8.16	$8.03
Dividends declared per common share	$—	$—	$—	$—	$0.11

(a)	Q2 2009 and Q4 2009, included $1 and $2, respectively, of costs associated with MCG’s restructuring expense.

(b)

DNOI represents net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit) as determined in accordance with U.S. generally accepted accounting principles, or GAAP, adjusted for amortization of employee restricted stock awards. MCG views DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expenses of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income which are generally not payable in cash on a regular basis, but rather at investment maturity or when declared. DNOI should not be considered as an alternative to net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing.

MCG Capital Corporation

August 5, 2010

SELECTED FINANCIAL DATA

KEY QUARTERLY STATISTICS

(dollars in thousands)	2009 Q2	2009 Q3	2009 Q4	2010 Q1	2010 Q2
Average quarterly loan portfolio at fair value	$785,737	$739,909	$728,731	$684,370	$686,746
Average quarterly total investment portfolio - fair value	1,106,113	1,054,409	1,027,699	986,022	989,782
Average quarterly total assets	1,218,843	1,187,179	1,182,402	1,171,779	1,162,988
Average quarterly stockholders’ equity	607,828	603,029	610,193	616,726	620,079
Return on average total assets (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	3.14%	2.97%	3.12%	2.91%	3.99%
Net (loss) income	(13.52%)	(8.67%)	(4.17%)	0.49%	1.24%
Return on average equity (trailing 12 months)
Net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit)	6.08%	5.82%	6.16%	5.69%	7.72%
Net (loss) income	(26.21%)	(16.99%)	(8.23%)	0.96%	2.39%
Yield on average loan portfolio at fair value
Average LIBOR (90-Day)	0.85%	0.41%	0.27%	0.26%	0.43%
Spread to average LIBOR on average yielding loan portfolio at fair value(a)	12.01%	11.83%	11.97%	12.37%	11.89%

	12.86%	12.24%	12.24%	12.63%	12.32%
Impact of fee accelerations of unearned fees on paid/restructured loans	0.03%	0.10%	0.14%	0.14%	0.05%
Impact of non-accrual loans	(1.29%)	(0.67%)	(0.46%)	(0.75%)	(0.89%)

Total yield on average loan portfolio at fair value	11.60%	11.67%	11.92%	12.02%	11.48%

Cost of funds
Average LIBOR	0.85%	0.41%	0.27%	0.26%	0.43%
Spread to average LIBOR excluding amortization of deferred debt issuance costs(a)	2.51%	2.77%	2.65%	2.48%	2.31%
Impact of amortization of deferred debt issuance costs	0.80%	0.59%	0.60%	0.55%	0.57%

Total cost of funds	4.16%	3.77%	3.52%	3.29%	3.31%

Net portfolio yield margin	6.48%	6.51%	6.92%	6.95%	6.70%

Selected period-end balance sheet statistics
Total investment portfolio at fair value	$1,061,506	$1,037,244	$986,346	$991,032	$997,590
Total assets	1,203,839	1,194,387	1,191,149	1,171,385	1,170,463
Borrowings	584,349	568,507	557,848	534,892	534,278
Total equity	605,478	611,967	615,683	622,897	614,855
Cash, securitization and restricted accounts	99,052	89,222	130,373	103,643	108,612
Debt to equity	96.51%	92.90%	90.61%	85.87%	86.89%
Debt, net of cash, securitization and restricted accounts to equity	80.15%	78.32%	69.43%	69.23%	69.23%

Other statistics (at period end)
BDC asset coverage ratio	206%	212%	216%	222%	224%
Number of portfolio companies	67	65	59	58	59
Number of employees	68	66	64	65	65
Loans on non-accrual as a percentage of total debt investments
Fair Value	6.23%	6.99%	3.74%	4.08%	4.69%
Cost	19.59%	19.64%	10.80%	12.92%	15.12%

(a)

The impact due to the timing of the LIBOR resets and floors is included in the spread to average LIBOR. The impact to the yield on average loan portfolio at fair value due to the timing of LIBOR resets and floors for Q2 2009, Q3 2009, Q4 2009, Q1 2010 and Q2 2010 was approximately 0.84%, 0.99%, 0.94%, 0.78% and 0.73%, respectively. The impact to the cost of funds due to the timing of LIBOR resets for Q2 2009, Q3 2009, Q4 2009, Q1 2010 and Q2 2010 was approximately 0.17%, 0.48%, 0.18%, 0.01% and (0.01%) respectively.

MCG Capital Corporation

August 5, 2010

SELECTED FINANCIAL DATA

QUARTERLY INVESTMENT RISK AND CHANGES IN PORTFOLIO COMPOSITION

(dollars in thousands)	2009 Q2	2009 Q3	2009 Q4	2010 Q1	2010 Q2
Investment rating:(a)
IR 1 total investments at fair value(b)	$667,117	$599,261	$573,231	$568,918	$555,745
IR 2 total investments at fair value	151,933	135,988	125,222	151,526	194,690
IR 3 total investments at fair value	223,080	281,638	271,447	256,380	204,892
IR 4 total investments at fair value	16,313	11,125	3,394	3,188	1,988
IR 5 total investments at fair value	3,063	9,232	13,052	11,020	40,275

IR 1 percentage of total portfolio	62.9%	57.8%	58.1%	57.4%	55.7%
IR 2 percentage of total portfolio	14.3%	13.1%	12.7%	15.3%	19.5%
IR 3 percentage of total portfolio	21.0%	27.1%	27.5%	25.9%	20.6%
IR 4 percentage of total portfolio	1.5%	1.1%	0.4%	0.3%	0.2%
IR 5 percentage of total portfolio	0.3%	0.9%	1.3%	1.1%	4.0%

Originations and advances by security type:
Senior secured debt	$3,658	$4,132	$1,468	$32,814	$34,596
Subordinated debt—Secured	4,127	2,852	4,956	6,387	4,001
Subordinated debt—Unsecured	130	3,509	134	132	10,178
Preferred equity	2,102	1,287	1,479	1,330	1,636
Common/common equivalents equity	—	—	—	—	1

Total	$10,017	$11,780	$8,037	$40,663	$50,412

Exits and repayments by security type:
Senior secured debt	$28,888	$13,924	$38,508	$32,649	$9,517
Subordinated debt—Secured	11,263	1,128	11,803	667	11,880
Subordinated debt—Unsecured	—	—	—	—	—
Preferred equity	9,660	15,240	70	—	8,844
Common/common equivalents equity	—	2,556	1,500	133	55

Total	$49,811	$32,848	$51,881	$33,449	$30,296

Exits and repayments by transaction type:
Scheduled principal amortization	$7,728	$14,365	$7,537	$7,092	$16,933
Loan sales	—	—	—	—	50
Principal prepayments	31,603	308	42,124	25,819	—
Payment of payment-in-kind interest and dividends	793	3,553	720	405	5,369
Sale of equity investments	9,687	14,622	1,500	133	7,944

Total	$49,811	$32,848	$51,881	$33,449	$30,296

(a)	MCG uses an investment rating system to characterize and monitor its expected level of returns on each investment in MCG’s portfolio. MCG uses the following 1 to 5 investment rating scale:

Investment Rating
1	Capital gain expected or realized
2	Full return of principal and interest or dividend expected with customer performing in accordance with plan
3	Full return of principal and interest or dividend expected but customer requires closer monitoring
4	Some loss of interest or dividend expected but still expecting an overall positive internal rate of return on the investment
5	Loss of interest or dividend and some loss of principal investment expected which would result in an overall negative internal rate of return on the investment

(b)

At June 30, 2009, September 30, 2009, December 31, 2009, March 31, 2010 and June 30, 2010, approximately, $317 million; $244 million; $219 million; $207 million and $205 million, respectively, of MCG’s investments with an investment rating of “1” represented loans to companies in which MCG also holds equity.

MCG Capital Corporation

August 5, 2010

SELECTED FINANCIAL DATA

PORTFOLIO COMPOSITION BY TYPE

(dollars in thousands)	2009 Q2	2009 Q3	2009 Q4	2010 Q1	2010 Q2
Composition of investments at period end, fair value
Senior secured debt	$428,576	$416,302	$379,457	$379,600	$419,398
Subordinated debt
Secured	283,471	292,144	275,398	272,713	237,226
Unsecured	27,961	30,476	30,618	30,760	40,848

Total debt investments	740,008	738,922	685,473	683,073	697,472

Preferred equity	270,899	252,604	257,984	261,931	248,983
Common/common equivalents equity	50,599	45,718	42,889	46,028	51,135

Total equity investments	321,498	298,322	300,873	307,959	300,118

Total investments	$1,061,506	$1,037,244	$986,346	$991,032	$997,590

Percentage of investments at period end, fair value
Senior secured debt	40.4%	40.1%	38.5%	38.3%	42.0%
Subordinated debt
Secured	26.7%	28.2%	27.9%	27.5%	23.8%
Unsecured	2.6%	2.9%	3.1%	3.1%	4.1%

Total debt investments	69.7%	71.2%	69.5%	68.9%	69.9%

Preferred equity	25.5%	24.4%	26.2%	26.4%	25.0%
Common/common equivalents equity	4.8%	4.4%	4.3%	4.7%	5.1%

Total equity investments	30.3%	28.8%	30.5%	31.1%	30.1%

Total investments	100.0%	100.0%	100.0%	100.0%	100.0%

IMPORTANT INFORMATION ABOUT NON-GAAP REFERENCES

References by MCG Capital Corporation to distributable net operating income, or DNOI, refer to net operating income before net investment loss, gain (loss) on extinguishment of debt and income tax provision (benefit), as determined in accordance with GAAP adjusted for amortization of employee restricted stock awards.

The Company’s management uses DNOI and the related per share measures as useful and appropriate supplements to net operating income, net income, earnings per share and cash flows from operating activities. These measures serve as an additional measure of MCG’s operating performance exclusive of employee restricted stock amortization, which represents expense of the Company but does not require settlement in cash. DNOI does include paid-in-kind, or PIK, interest and dividend income that generally are not payable in cash on a regular basis but rather at investment maturity or when declared.

The Company believes that providing non-GAAP DNOI and DNOI per share affords investors a view of results that may be more easily compared to peer companies and enables investors to consider the Company’s results on both a GAAP and non-GAAP basis in periods when the Company is undertaking non-recurring activities. DNOI should not be considered as an alternative to, as an indicator of the Company’s operating performance, or as a substitute for net operating income, net income, earnings per share and cash flows from operating activities (each computed in accordance with GAAP). Instead, DNOI should be reviewed in connection with net operating income, net income (loss), earnings (loss) per share and cash flows from operating activities in MCG’s consolidated financial statements, to help analyze how MCG’s business is performing because the items excluded from the non-GAAP measures often have a material impact on the Company’s results of operations. Therefore, management uses, and investors should use, non-GAAP measures only in conjunction with its reported GAAP results.

ABOUT MCG CAPITAL CORPORATION

MCG Capital Corporation is a solutions-focused commercial finance company providing capital and advisory services to middle market companies throughout the United States. MCG’s investment objective is to achieve current income and capital gains. Portfolio companies generally use capital provided by MCG to finance acquisitions, recapitalizations, buyouts, organic growth and working capital.

MCG Capital Corporation

August 5, 2010

Forward-looking Statements:

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including statements relating to: MCG’s results of operations, including revenues, net operating income, distributable net operating income, net investment losses and general and administrative expenses and the factors that may affect such results; the cause of unrealized losses; the Company’s ability to increase its operating income and support future growth of distributions to its stockholders as the Company works to reposition assets into higher yielding debt investments; the performance of MCG’s current and former portfolio companies; the Company’s plans to opportunistically monetize assets over the course of the next several quarters; the expectation regarding limits on future investing activities principally to debt investments; MCG’s expectations regarding origination capacity and pacing; the Company’s decision to make dividend distributions based on statutorily required levels of distribution, gains and losses recognized for tax purposes, portfolio transactional events, liquidity, cash earnings and our asset coverage ratio; and general economic factors may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in MCG’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 filed with the Securities and Exchange Commission under the section “Risk Factors,” as well as other documents that may be filed by MCG from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. MCG is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.